EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated May 27, 2016 relating to the consolidated financial statements of Magnum Semiconductor, Inc., which appears in GigPeak, Inc.’s Current Report on Form 8-K/A dated May 27, 2016. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
June 9, 2016